CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 10.7

Marketing Agreement

THIS MARKETING AGREEMENT is made on August 8, 2008

BETWEEN:

<AVEA> a company incorporated in Abdi Ipekçi Cad. No: 75 80200 Maçka, Istanbul (‘AVEA’); and

Vringo Inc, a company incorporated in Delaware located at 85 5th avenue, New York, NY 10003(‘Vringo’).

RECITALS: AVEA wishes to engage with Vringo and Vringo wishes to engage with AVEA in a relationship whereby AVEA will offer a version of Vringo’s visual ringtone sharing service to its customers on the terms and conditions set forth in this Agreement.

1. Vringo’s Obligations: Vringo shall make available to AVEA’s customers a co-branded Turkish language version of the Vringo visual ringtone sharing service (the “Service”). The Service shall be hosted and fully provided by Vringo at no cost to AVEA. All content on the Service will be provided by Vringo at no cost to AVEA. AVEA reserves the right to include free or premium content owned or licensed by Avea in the Service. Vringo will provide AVEA with a spec detailing the elements AVEA must provide to Vringo for the creation of the co-brand and with a translation string spreadsheet detailing the strings required to be translated. Vringo will provide the Service at the performance levels specified in Exhibit A.

2. Vringo shall give the list of the premium contents to AVEA and unless the premium contents confirmed by AVEA in writing to be on the service these contents shall not be on the service.

3. Vringo accepts, declares and guarantees that Vringo has licensed or acquired all applicable and necessary Intellectual property rights to display and use the premium contents to be used on the Service. Additionally Vringo accepts, declares, and guarantees that Vringo has the rights to display and use the content displayed on the web site to be on the Service. The relevant documents evidencing that the rights are taken for the contents displayed on the web site to be used on the Service shall be presented to AVEA at the date of signature of this Agreement. In case this article is materially breached ( breach which is in a nature that it may have material adverse effect on AVEAs’ business.) by Vringo , *** and the actual damages to AVEA as determined by said court while reserving all of AVEAs’ rights arising from the Agreement and law and by reserving AVEAs’ right to terminate the Agreement immediately

4. Vringo will defend or settle any claim against AVEA which is that the content displayed and used on the Service infringe any intellectual property rights.

5. Avea reserves the right to offer the service to its subscribers with 3G and available new technologies.

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

6. AVEA’s Obligations: AVEA shall:

a.	Provide Vringo with the elements for the co-brand and complete the translation string spreadsheet

b.	Ensure that any AVEA customer who signs up for the Service is not charged for GPRS when using the Service

c.	Provide Vringo with access to AVEA’s billing API and support Vringo in integrating said API

d.	Provide Vringo with access to AVEA’s SMSC so that Vringo can send SMS’s related to the Service from via AVEA’s SMSC. Vringo will not be charged for sending said SMS’s. The types of SMS’s that are permitted to be sent and the integration requirements are detailed in Exhibit C

e.	Market the Service to its customers. Said marketing shall include, but not be limited to, the activities listed in Exhibit D

7. Timing: Vringo guarantees to give the service to AVEA according to launch plan detailed in Exhibit E.

8. Exclusivity: Vringo accepts, declares and guarantees to not give the same/similar service to other GSM operators and/or to the companies which are in a similar industry in Turkey for a period of 6 months after the launch date specified in Exhibit E unless any launch delay is solely Vringo’s fault in which case the actual Launch Date shall be used. Additionally, if during said period a customer of AVEA who has the Service invites a customer of another GSM Operators in Turkey to be his Vringo buddy the recipient of said invitation will not be offered the client version of the Service. In case Exclusivity is willfully breached by Vringo by having a commercial agreement with other Turkish carrier allowing launch with such other Turkish carrier before the end of the abovementioned exclusivity period, *** by reserving all of its rights arising from the Agreement and law and by reserving its right to terminate the Agreement immediately.

9. Revenue Share, Fees, Reports, Audit Rights:

a. Users shall be charged a monthly subscription fee for use of the Service which shall be agreed upon by the parties from time to time. Additionally, Vringo may, at its discretion, charge users for purchases of premium content and channels. All fees will be charged directly to the users AVEA bill via Vringo’s integration with AVEA’s billing API.(Application Program Interface) AVEA shall pay to Vringo *** of the Collected Net Income for the monthly subscription fee of the Service, *** of the Collected Net Income billed for premium content purchases and *** of the content owned or licensed by Avea in the Service.

b. AVEA will submit Revenue Share Reports to the Vringo for each month. First report will be submitted (75) days after the end of the month that the Service is launched. Following reports will be submitted monthly after 15th day of each month. These monthly reports will include, the total Calculated Net Income and the Revenue Share of the Provider for the month specified in the Revenue Share Report. After the establishment of the amount corresponding to the Revenue Share to be paid to Vringo, Vringo will issue an invoice in USD.

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

c. Revenue share of Vringo shall be paid within thirty (30) days after the receipt of Vringo’s invoice of such amounts. AVEA shall pay the revenue share to Vringo in USD, by bank transfer in accordance with transfer details to be provided by Vringo.

d. Once every (12) months during the Term of this Agreement, and for 6 months following the term, Vringo may cause an independent auditor reasonably satisfactory to AVEA to inspect AVEA’s relevant books and records at AVEA’s offices to verify the accuracy of AVEA’s calculation of Collected Net Income; provided that reasonable advance notice is given and AVEA declares to Vringo that AVEA is ready for the inspection, the inspection does not unreasonably interfere with AVEA’s business activities and provided that the auditor signs AVEA’s standard confidentiality agreement before conducting the audit. AVEA shall promptly make any underpayments revealed by said audit. Such audit shall be at Vringo’s expense; however, if the audit reveals underpayments in excess of (10) % of the fees owed for the period covered by the applicable audit, AVEA shall pay the reasonable cost of such audit.

e. Except as otherwise specifically provided in this Agreement, each party shall be responsible for all costs and expenses relating to the performance of its obligations hereunder.Avea reserves the right to offer the Service with no subscription fee for a promotional period at any time. Specifically, the parties intend to offer the first 2 months of the Service for free.

10. Proprietary Rights, Grant of License

a. Ownership of Intellectual Property. Vringo shall own and retain all right, title and interest, including without limitation, all Intellectual Property Rights owned by Vringo, in and to Vringos’ intellectual property, content, Marks and Promotional Materials. AVEA shall own and retain all right and interest on AVEAs’ logo and AVEA mark. Neither party shall make any claim to the contrary. Each party agrees to reasonably assist the other party in the prosecution of any copyright infringement action or other litigation pertaining to the rights to the other party’s materials or intellectual property.

b. Proprietary Notices. The parties shall not remove, obscure or alter the other party’s copyright notice or the Marks from approved materials provided to each party.

c. Marks. Vringo hereby grants AVEA during the Term a non-exclusive non-transferable license to use Vringos’ Marks for the sole purpose of fulfilling its obligations under this Agreement and in marketing materials and presentations. AVEA hereby grants Vringo during the Term a non-exclusive non-transferable license to use AVEA name and logo for the sole purpose of indicating AVEA as a reference customer and to use in the branding of the Service in a form to be mutually agreed upon by the parties.Vringo shall take AVEA’s written consent for the usage form of AVEAs’ name and logo and if the usage form is going to be changed during the term of the Agreement AVEA’s written consent shall be taken again.In using each other’s Marks hereunder, each party

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

acknowledges and agrees that: (i) the other party’s Marks shall remain the sole property of the other party; (ii) nothing in this Agreement shall confer in either party any right of ownership in the other party’s Marks; and (iii) neither party shall at any time contest the validity of the other party’s Marks. Except as specifically provided in this Agreement, neither party shall have the right to use any Mark of the other party, or to refer to the other party directly or indirectly, in connection with any product, promotion or publication without the prior written approval of such other party. Each party hereto agrees that upon termination of this Agreement all rights granted to the other party in relation to the other party’s Marks shall immediately terminate and revert to the respective owning or licensor party.

11. Term:

a. Term. This Agreement shall become effective upon signature of this agreement by both parties and, subject to termination as provided below, shall continue for twelve (12) months from the Effective Date (the “Initial Term”).

b. Renewal. This Agreement shall automatically renew for successive twelve month terms, unless either party provides written notice of termination at least thirty (30) days prior to the expiration of the Initial Term or any renewal term. The Initial Term and any and all renewal terms are collectively referred to as the “Term.”

c. Termination for Insolvency. Either party hereto may, at its option, upon five (5) days written notice, terminate this Agreement should the other party hereto (i) admit in writing its inability to pay its debts generally as they become due; (ii) make a general assignment for the benefit of creditors; (iii) institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it; (iv) be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (v) seek reorganization under any bankruptcy act, or consent to the filing of a petition seeking such reorganization, or (vi) have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee or assignee in bankruptcy or in insolvency covering all or substantially all of such party’s property or providing for the liquidation of such party’s property or business affairs.

d. Termination for Default. In the event that either party commits a breach of its obligations hereunder, the other party may, at its option, terminate this Agreement by written notice of termination specifying such breach; provided, however, that if such default is subject to cure, then such notice shall be subject to a twenty (20) day cure period from the date thereof, and if the defaulting party cures such default prior to expiration of such period, termination shall not take place.

e. AVEA is entitled to terminate this Agreement by giving (30) Days prior written notice to Vringo during the term of the Agreement without any reason. Unilateral termination of the Agreement by AVEA shall not entitle Vringo to be indemnified. In case of unilateral termination of the Agreement Vringo shall only be entitled to require the fees for the services rendered until the termination date.

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

f. Survival of Termination. The obligations of the parties under this Agreement that by their nature would continue beyond expiration, termination or cancellation of this Agreement (including, without limitation, the warranties, indemnification obligations, confidentiality requirements and ownership and property rights) shall survive any such expiration, termination or cancellation.

12. Representations and Warranties, Indemnity:

a. Representations and Warranties. Each party represents and warrants to the other that it has the full power and authority to enter into this Agreement, to grant the rights granted herein and to perform its obligations hereunder.

b. Indemnity. Each party shall indemnify, defend and hold harmless the other party against all third-party claims or actions, and any liabilities, losses, expenses, damages and costs (including, but not limited to, reasonable attorneys’ fees) related thereto, to the extent same arise out of any breach or alleged breach of such party’s representations or warranties contained in this Agreement or in the case of Vringo, any virus, worm, or other contaminating or destructive feature contained in the Service.

13. Confidentiality:

a. Confidentiality. Each party acknowledges that by reason of its relationship to the other party under this Agreement it may have access to certain information and materials concerning the other party’s business, plans, customers, code and products that are confidential and of substantial value to such party (referred to in this Section as “Confidential Information”), which value would be impaired if such Confidential Information were disclosed to third parties. The terms of this Agreement shall be deemed to be Confidential Information. Each party agrees to maintain all Confidential Information received from the other, both orally and in writing, in confidence and agrees not to disclose or otherwise make available such Confidential Information to any third party without the prior written consent of the disclosing party. Each party further agrees to use the Confidential Information only for the purpose of performing this Agreement. No Confidential Information shall be deemed confidential unless so marked if given in writing, or, if given orally, identified as confidential orally prior to disclosure, or information which by its nature or the nature of the circumstances surrounding disclosure should reasonably be understood to be confidential.

b. The information taken from the customers for the subscription to the service and/or under the scope of this Agreement, shall not be used in any manner what so ever except from the usage under the scope of this Agreement.

c. Exclusions. The parties’ obligations under the paragraph above shall not apply to Confidential Information which: (i) is or becomes a matter of public knowledge through no fault of or action by the receiving party; (ii) was rightfully in the receiving party’s possession prior to disclosure by the disclosing party; or (iii) subsequent to disclosure, is rightfully obtained by the receiving party from a third party who is lawfully in possession

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

of such Confidential Information without restriction. Whenever requested by a disclosing party, a receiving party shall immediately return to the disclosing party all manifestations of the Confidential Information or, at the disclosing party’s option, shall destroy all such Confidential Information as the disclosing party may designate (excluding this Agreement). The receiving party’s obligation of confidentiality shall survive even after the termination of this Agreement for an indefinite period. Nothing herein shall prohibit a party from complying with a lawful and binding order of any court, administrative agency or other governmental entity relating to Confidential Information.

14. Press Release: Each party shall have the right to issue a press release regarding the relationship between the parties.

15. Limitation of Liability: IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THIS AGREEMENT FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR RELIANCE DAMAGES (OR ANY LOSS OF REVENUE, PROFITS OR DATA), HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, NEGLIGENCE OR UNDER ANY OTHER LEGAL THEORY, WHETHER FORESEEABLE OR NOT AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. BOTH PARTIES AGREE THAT THESE LIMITATIONS OF LIABILITY ARE AGREED ALLOCATIONS OF RISK AND ARE REFLECTED IN THE FEES AGREED UPON BY THE PARTIES. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS SECTION 9 SHALL NOT APPLY TO ANY AMOUNTS PAYABLE BY AN INDEMNIFYING PARTY PURSUANT TO EXPRESS INDEMNIFICATION OBLIGATIONS IN THIS AGREEMENT.

16. General Provisions:

a. Definitions. The definitions contained in Exhibit B to this Agreement, which is incorporated herein and made a part hereof, shall apply to the interpretation of this Agreement.

b. Force Majeure. Neither party shall be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such party’s reasonable control and which such party is unable to overcome by the exercise of reasonable diligence; provided, however, that either party may terminate this Agreement upon written notice to the other party in the event such failure to perform continues unremedied for a period of thirty (30) days.

c. Independent Contractors. The parties to this Agreement are independent contractors. Neither party is an agent, representative, or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party.

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

d. Notice. Any notice or other communication to be given under this Agreement shall be in writing and signed by or on behalf of the party giving it and may be served by leaving it or sending it by fax, delivering it by hand or sending it by first class post

e. No Waiver. The failure of either party to require or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance.

f. Entire Agreement. This Agreement sets forth the entire agreement, and supersedes any and all prior agreements of the parties with respect to the subject matter hereof. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the duly authorized representatives of both parties. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

g. Assignment. Neither party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld

h. Partial Invalidity. In the event that any provision of this Agreement is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

i. Applicable Law. All disputes arising under this Agreement shall be governed by Turkish Law and conflicts shall be settled in Istanbul Central

j. Stamp Tax. The stamp tax arisen from the signature of this Agreement shall be paid by AVEA.

ACKNOWLEDGED AND ACCEPTED

August 8, 2008

AVEA		Vringo Inc

By:	/s/ A. Cüneyt TÜRKTAN	By:	/s/ Jon Medved
	Name: A. Cüneyt TÜRKTAN		Name: Jon Medved
	Title: CEO		Title: CEO

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

By:	/s/ M. Ilker KOÇAK	By:	/s/ David Corre
	Name: M. Ilker KOÇAK		Name: David Corre
	Title: CMO		Title: VP Finance

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

Exhibit B:

In addition to the terms hereinabove defined, the following capitalized terms have the indicated meanings ascribed thereto:

“Intellectual Property Rights” means, with respect to any data, device, or other asset of any kind, all copyright, patent, trade secret, moral, termination, authorship and other proprietary rights relating to any such data, device, object code, source code or other asset including, without limitation, all rights necessary for the worldwide development, manufacture, modification, enhancement, sale, licensing, use, reproduction, publishing and display of such data, device, object code, source code or other asset.

“Marks” means any and all trademarks, trade names, service marks or logos owned or licensed by either party.

“Promotional Materials” shall mean all marketing, advertising, and promotional materials in all media, created or developed by or on behalf of one of the parties relating to or associated with this Agreement.

“Vringo visual ringtone sharing service” shall mean the service offered by Vringo whereby users can set their own visual ringtones and share them with their friends

“Customers” Refers to AVEA Users who subscribe to or otherwise use Vringo Visual ringtone sharing service

“Content” means any visual ringtone in a format that is either supported by handsets or on the web.

“Premium contents” means any Content that an AVEA subscriber would have to pay a fee for, in addition to the monthly subscription fee required for the use of the Vringo service.

“API” Refers to application programming interface

“SMS-C” Refers to short messaging center

“Collected Net Income” (calculated by deducting VAT, SCT (Special Communication Tax), Treasury Share and all applicable taxes, fees, interconnection fees (if any), losses in collections and any other taxes or financial obligations that may arise during this agreement applied for giving these services, from total charges collected from Avea subscribers for the Service which is the subject of this agreement.)

“Launch Date” The commercial launch of the service

“Other Carrier” Other GSM operators in Turkey